    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997


                                                      REGISTRATION NO. 333-35845
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------
                               THE O'GARA COMPANY
             (Exact name of registrant as specified in its charter)

          OHIO                                  3711                              31-1470817
     (State or other                (Primary Standard Industrial               (I.R.S. Employer
      jurisdiction of               Classification Code Number)              Identification No.)
     incorporation)

                               ------------------
                   9113 LESAINT DRIVE, FAIRFIELD, OHIO 45014
                                 (513) 874-2112
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               WILFRED T. O'GARA,
                            CHIEF EXECUTIVE OFFICER
                               THE O'GARA COMPANY
                    9113 LESAINT DRIVE FAIRFIELD, OHIO 45014
                                 (513) 874-2112
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------
                                   COPIES TO:

       Timothy E. Hoberg, Esq.                                    Peter S. Kolevzon, Esq.
     Taft, Stettinius & Hollister                                Kramer, Levin, Naftalis &
        1800 Star Bank Center                                             Frankel
          425 Walnut Street                                           919 Third Avenue
     Cincinnati, Ohio 45202-3957                                  New York, New York 10022
            (513) 381-2838                                             (212) 715-9100

                               ------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                               ------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by O'Gara to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that he is or was a director, officer, employee or agent of O'Gara, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of O'Gara, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the registrant unless determined by the court. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

     O'Gara's Code of Regulations provides that O'Gara shall indemnify such persons to the fullest extent permitted by law.

     O'Gara also maintains director and officer liability insurance which provides coverage for claims against its officers and directors acting as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) Exhibits. The list of Exhibits is set forth beginning on page E-1 of this Registration Statement and is incorporated by reference.

     (B) Financial Statement Schedules. See Financial Statement Index on page F-1 for the list of financial statements filed with this Registration Statement.

PAGE                                        DESCRIPTION
-----  -------------------------------------------------------------------------------------
The O'Gara Company
 S-1   Report of Independent Public Accountants
 S-2   Schedule II--Valuation and Qualifying Accounts.

     All other financial statement schedules are omitted due to the absence of conditions under which they are required or because the information is shown in the consolidated financial statements or notes thereto.

Kroll Holdings, Inc.
 S-3   Independent Auditors' Report
 S-4   Independent Auditors' Report
 S-5   Schedule II -- Valuation and Qualifying Accounts

     All other financial statement schedules are omitted due to the absence of conditions under which they are required or because the information is shown in the consolidated financial statements or notes thereto.

     (C) Reports, Opinions or Appraisals

     The opinion of SBC Warburg Dillon Read Inc. is filed as Appendix C to the Proxy Statement/Prospectus constituting part of this Registration Statement and is incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of or included in the registration statement when it became effective.

     (4) The undersigned registrant hereby undertakes:

        (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (6) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, as of the 7th day of November, 1997.


                                          THE O'GARA COMPANY

                                          By:     /s/ WILFRED T. O'GARA
                                          --------------------------------------
                                                    Wilfred T. O'Gara
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated as of the 7th day of November, 1997.


             SIGNATURE                                     TITLE
-----------------------------------     --------------------------------------------

       /s/ THOMAS M. O'GARA*            Chairman of the Board
-----------------------------------
         Thomas M. O'Gara

       /s/ WILFRED T. O'GARA            President, Chief Executive Officer and
-----------------------------------       Director (Principal Executive Officer)
         Wilfred T. O'Gara

    /s/ NICHOLAS P. CARPINELLO          Executive Vice President and Treasurer
-----------------------------------       (Principal Financial and Accounting
      Nicholas P. Carpinello              Officer)

        /s/ DANIEL GAUTIER*             Director
-----------------------------------
          Daniel Gautier

       /s/ RAYMOND E. MABUS*            Director
-----------------------------------
         Raymond E. Mabus

        /s/ HUGH E. PRICE*              Director
-----------------------------------
           Hugh E. Price

       /s/ JERRY E. RITTER*             Director
-----------------------------------
          Jerry E. Ritter

     /s/ WILLIAM S. SESSIONS*           Director
-----------------------------------
        William S. Sessions

  *By /s/ NICHOLAS P. CARPINELLO        , as attorney-in-fact
-----------------------------------
      Nicholas P. Carpinello

                              MASTER EXHIBIT LIST

                                LIST OF EXHIBITS


EXHIBIT
 NO.                                          DESCRIPTION
------     ----------------------------------------------------------------------------------
  2.1      Plan and Agreement to Merge, dated as of August 8, 1997, by and among The O'Gara
           Company, VDE, Inc., Kroll Holdings, Inc. and Jules B. Kroll (included as Appendix
           A to the Proxy Statement/Prospectus included in this Registration Statement)
  3.1      Amended and Restated Articles of Incorporation of The O'Gara Company *
  3.2      Code of Regulations of The O'Gara Company *
  4.1      Note Purchase Agreement, dated as of May 30, 1997, between and among The O'Gara
           Company, Connecticut General Life Insurance Company, Life Insurance Company of
           North America, Massachusetts Mutual Life Insurance Company, The Traveler's
           Insurance Company, and The Guardian Life Insurance Company of America **
  5.1      Opinion of Taft, Stettinius & Hollister *******
  8.1      Opinion of Taft, Stettinius & Hollister regarding certain tax matters (filed herewith)
  8.2      Opinion of Kramer, Levin, Naftalis & Frankel regarding certain tax matters *******
 10.1      Agreement to armor HMMWVs between The O'Gara Company and the United States Army
           Tank and Automotive Command, dated May 12, 1994, as amended *
 10.2      Systems Technical Support Agreement between The O'Gara Company and the United
           States Army, dated January 20, 1997 ***
 10.3      Lease of Mulhauser Road facility between O'Gara-Hess & Eisenhardt Armoring Company and OLG, Limited, dated March 12 1996, as amended *
 10.4      Aircraft Lease between O'Gara-Hess & Eisenhardt Armoring Company and Longline
           Leasing, Inc. and Excel Armor Products, Inc., dated February 13, 1995, as amended
           *
 10.5      Terms of Lease (English Translation) of Sao Paulo, Brazil facility between
           O'Gara-Hess & Eisenhardt Armoring Company do Brazil and Piero Balducci and Elvira
           Miriam Cob Balducci, dated March 8, 1996 *
 10.6      The 1996 O'Gara Company's Stock Option Plan *
 10.7      Employment Agreement between O'Gara-Hess & Eisenhardt Armoring Company and Richard
           L. Curotto, dated August 23, 1996 *
 10.8      Employment Agreement between The O'Gara Company and Thomas M. O'Gara, dated August
           23, 1996 *
 10.9      Employment Agreement between The O'Gara Company and Wilfred T. O'Gara, dated
           August 23, 1996 *
 10.10     Employment Agreement between The O'Gara Company and Nicholas P. Carpinello, dated
           August 23, 1996 *
 10.11     Employment Agreement between O'Gara-Hess & Eisenhardt Armoring Company and Gary W.
           Allen, dated August 23, 1996 *
 10.12     Employment Agreement between O'Gara-Hess & Eisenhardt Armoring Company and Michael
           J. Lennon, dated August 23, 1996 *
 10.13     Form of Accumulated Adjustments Account ("AAA") promissory notes to existing shareholders *
 10.14     Supply agreement between O'Gara Satellite Networks Limited and Glocom, Inc. *
 10.15     Marketing agreement between O'Gara Satellite Networks Limited and Magellan Systems
           Corporation *
 10.16     License agreement between O'Gara Satellite Networks Limited and Morsviasputnik,
           dated March 21, 1995 *
 10.17     Asset Purchase Agreement between O'Gara-Hess & Eisenhardt Armoring Company de
           Mexico, S.A. de C.V. and Palmer Associates, S.C., dated October 29, 1996 ***

EXHIBIT
 NO.                                          DESCRIPTION
------     ----------------------------------------------------------------------------------
 10.18     Asset Purchase Agreement between O'Gara-Hess & Eisenhardt Armoring Company and
           Palmer Associates, LTD., dated October 29, 1996 ***
 10.19     Acquisition Agreement between The O'Gara Company and Next Destination Limited, dated February 5, 1997 ***
 10.20     Acquisition Agreement between The O'Gara Company and Labbe, S.A., dated January
           21, 1997 ****
 10.21     Stock Purchase Agreement between O'Gara-Hess and Eisenhardt Armoring Company and
           Jerome E. Hoffman, Gerald O. Smith, Rosemary Smith and Katherine L. Kropp, dated
           March 24, 1997 ***
 10.22     Loan Agreement, dated as of May 30, 1997, between The O'Gara Company, O'Gara-Hess
           & Eisenhardt Armoring Company and KeyBank National Association **
 10.23     Supplemental Agreement Modification to acquire 360 additional armored HMMWVs between United States Army Tank and Automotive Armaments Command and O'Gara-Hess
           and Eisenhardt Armoring Company, dated March 31, 1997 *****
 10.24     Agreement to armor HMMWVs between The O'Gara Company and the United States Army
           Tank and Automotive Armaments Command, dated September 27, 1996 *
 10.25     Second Lease Amendment, dated March 31, 1997 between OLG Limited and O'Gara-Hess &
           Eisenhardt Armoring Company******
 10.26     Kroll Associates, Inc. Restricted Stock Plan, adopted on June 15, 1993 and amended on November 10, 1993*******
 10.27     Kroll Holdings, Inc. Management Stock Option Plan, effective January 1,
           1995*******
 10.28     Stock Option and Stockholders' Agreement, dated January 29, 1996, among Kroll
           Holdings, Inc., Jules B. Kroll and Michael Cherkasky*******
 10.29     Stock Option and Stockholders' Agreement, dated January 29, 1996, among Kroll
           Holdings, Inc., Jules B. Kroll and Nazzareno E. Paciotti*******
 10.30     Stockholders' Agreement, dated as of March 20, 1992, among Kroll Associates, Inc.,
           Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc., Public
           Advisory Services, Inc. and Palumbo Partners, Inc., Jules B. Kroll, and Robert J.
           McGuire and Joseph R. Rosetti, as amended*******
 10.31     Stockholders' Agreement, dated as of December 31, 1992, among Kroll Associates,
           Inc., Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc.,
           Public Advisory Services, Inc. and Palumbo Partners, Inc., Jules B. Kroll, and
           Robert J. McGuire, Joseph Rosetti and Ernest Broad, as amended*******
 10.32     Stockholders' Agreement, dated as of June 30, 1994, among Kroll Holdings, Inc.,
           Jules B. Kroll and Brian M. Jenkins*******
 10.33     Plan and Agreement of Reorganization and Stockholders' Agreement, dated June 15,
           1993, by and among American International Group, Inc., Jules B. Kroll and Kroll
           Holdings, Inc.*******
 10.34     AIU Retainer Agreement*******
 10.35     Letter Agreement, dated February 26, 1997, among Robert J. McGuire, Kroll
           Holdings, Inc., Kroll Associates, Inc. and Jules B. Kroll, as amended June 2,
           1997*******
 10.36     Note Purchase Agreement, dated as of December 15, 1989 among Kroll Associates,
           Inc., Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc.,
           Public Advisory Services, Inc. and Teachers Insurance and Annuity Association of
           America, as amended*******
 10.37     Demand Promissory Note, dated June 29, 1995, in favor of American International
           Group, Inc. by Kroll Associates, Inc.*******
 10.38     Demand Promissory Note, dated July 28, 1995, in favor of American International
           Group, Inc. by Kroll Associates, Inc.*******

EXHIBIT
 NO.                                          DESCRIPTION
------     ----------------------------------------------------------------------------------
 10.39     Kroll Associates, Inc. Money Purchase Pension Plan and Trust, effective January 1,
           1991, amended January 1, 1994*******
 10.40     Kroll Associates, Inc. 401(k) Savings Plan Trust, effective January 1, 1994*******
 10.41     Amended and Restated Lease of office space in New York, New York between Progress
           Partners and Kroll Associates, Inc.*******
 10.42     Agreement, dated August 8, 1997, between Thomas M. O'Gara and Kroll Holdings,
           Inc.*******
 10.43     Agreement, dated August 8, 1997, between Jules B. Kroll and The O'Gara
           Company*******
 10.44     Agreement, dated August 8, 1997, between American International Group, Inc. and
           The O'Gara Company*******
 10.45     Registration Rights Agreement, dated August 8, 1997, among Thomas M. O'Gara, Jules
           B. Kroll and The O'Gara Company*******
 10.46     Form of Registration Rights Agreement between American International Group, Inc.
           and The O'Gara Company*******
 10.47     Employment Agreement, dated October 17, 1997, between The O'Gara Company and Jules
           B. Kroll*******
 10.48     Intentionally omitted
 10.49     Employment Agreement, dated October 17, 1997, between The O'Gara Company and
           Nazzareno E. Paciotti*******
 10.50     Employment Agreement, dated October 17, 1997, between The O'Gara Company and Abram
           S. Gordon*******
 10.51     Amendment to Employment Agreement, dated October 17, 1997, between O'Gara-Hess &
           Eisenhardt Armouring Company and Michael J. Lennon*******
 10.52     Amendment to Employment Agreement, dated October 17, 1997, between The O'Gara
           Company and Thomas M. O'Gara*******
 10.53     Amendment to Employment Agreement, dated October 17, 1997, between The O'Gara
           Company and Wilfred T. O'Gara*******
 10.54     Amendment to Employment Agreement, dated October 17, 1997, between The O'Gara
           Company and Nicholas P. Carpinello*******
 10.55     Form of Promissory Note between Jules B. Kroll and Kroll*******
 10.56     Commitment Letter, dated October 21, 1997, between KeyBank National Association and The O'Gara Company*******
 11.1      Statements regarding computation of per share income*******
 21.1      Subsidiaries of The O'Gara Company*******
 23.1      Consent of Taft, Stettinius & Hollister (contained in Exhibit 8.1) (previously filed as to Exhibit 5.1)
 23.2      Consent of Kramer, Levin, Naftalis & Frankel*******
 23.3      Consent of Arthur Andersen LLP*******
 23.4      Consent of Deloitte & Touche LLP*******
 23.5      Consent of SBC Warburg Dillon Read Inc. *******
 23.6      Consent of KPMG Peat Marwick LLP*******
 24.1      Power of Attorney*******
 99.1      Consent of Jules B. Kroll to be named as a director*******
 99.2      Consent of Howard I. Smith to be named as a director*******
 99.3      Consent of Michael G. Cherkasky to be named as a director*******
 99.4      Consent of Marshall S. Cogan to be named as a director*******

---------------

* Filed as an Exhibit to The O'Gara Company's Registration Statement on Form S-1, No. 333-11093 and incorporated herein by reference.

** Filed as an Exhibit to The O'Gara Company's Current Report on Form 8-K (Date of Report: May 30, 1997) and incorporated herein by reference.

*** Filed as an Exhibit to The O'Gara Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

**** Filed as an Exhibit to The O'Gara Company's Current Report on Form 8-K (Date of Report: February 12, 1997) and incorporated herein by reference.

***** Filed as an Exhibit to The O'Gara Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.

****** Filed as an Exhibit to The O'Gara Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.

******* Previously filed as an Exhibit to the Registration Statement.
---------------

The O'Gara Company will furnish to the Commission, upon request, its long-term debt instruments not listed above.